FOR IMMEDIATE RELEASE
Contact:                 Michael D. Devlin
President and Chief Executive Officer
Telephone: (609) 465-5600

CAPE BANCORP, INC. ANNOUNCES DATE OF ANNUAL MEETING OF STOCKHOLDERS

Cape May Court House, New Jersey, March 8, 2011.   Cape Bancorp, Inc. (the “Company”) (Nasdaq: CBNJ), the holding company for Cape Bank, today announced that the Company’s annual meeting of stockholders will be held on April 26, 2011 at 10:00 a.m., at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey.  Stockholders of record at the close of business on March 9, 2011 are entitled to vote at this meeting, and any adjournments thereof.